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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61772, 333-42275 and 333-104290), on Form S-4
(No. 333-93243), and on Form S-8 (Nos. 333-61768, 333-70859, 033-52557,
33-27032, 2-81757, 333-81085, 333-107673 and 333-113502) of Aqua America, Inc.
of our report dated January 28, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 12, 2004